Exhibit 1.1

October 27, 2025

ORCHID ISLAND CAPITAL, INC.,

AS COMPANY,

BIMINI ADVISORS, LLC,

AS ITS MANAGER,

AND

J.P. MORGAN SECURITIES LLC,

BTIG, LLC,

CITIZENS JMP SECURITIES, LLC,

AND

JONESTRADING INSTITUTIONAL SERVICES LLC,

AS AGENTS

_____________________________________________

EQUITY DISTRIBUTION AGREEMENT

_____________________________________________

ORCHID ISLAND CAPITAL, INC.

Up to $500,000,000

Common Stock

EQUITY DISTRIBUTION AGREEMENT

October 27, 2025

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

BTIG, LLC

65 East 55th Street

New York, NY 10022

Citizens JMP Securities, LLC

101 California Street, Suite 1700

San Francisco, CA 94111

JonesTrading Institutional Services LLC

325 Hudson Street, 6th Floor

New York, NY 10013

Ladies and Gentlemen:

ORCHID ISLAND CAPITAL, INC., a Maryland corporation (the “Company”), and its manager, Bimini Advisors, LLC, a Maryland limited liability company (the “Manager”), confirm their agreement (this “Agreement”) with J.P. Morgan Securities LLC, BTIG, LLC, Citizens JMP Securities, LLC and JonesTrading Institutional Services LLC (the “Agents”) as follows:

1.             Description of Transactions.

(a)                 Shares. The Company proposes to issue and sell through or to the Agents, as sales agents and/or principals, up to $500,000,000 of the Company’s common stock (the “Shares”), $0.01 par value per share (“Common Stock”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Agents, the Company hereby appoints the Agents as agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and the Agents agree to use their commercially reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Shares directly to the Agents as principals, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 20 hereof.

2.            Representations and Warranties.

(a)           Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Agent at the Execution Time, and as of each Representation Date and each Applicable Time, that the following representations and warranties are repeated or deemed to be made pursuant to this Agreement.

(i)            The Company met the requirements for use of Form S-3 under the Act at the initial filing date of, and has prepared and filed with the Commission, a registration statement (File Number 333-291086) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares. The Company has met and will meet the requirements for use of Form S-3 under the Act each time the Company amends or is deemed to amend the Registration Statement for the purposes of meeting the requirements of Section 10(a)(3) of the Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, was automatically effective upon filing with the Commission. The Company shall file promptly after the Execution Time with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus shall contain in all material respects all information required by the Act, and, except to the extent the Agents shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Agents prior to the Execution Time. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made under this Agreement, and at all times during which a prospectus (as such term is defined in the Act) is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets, and the offer and sale of the Shares as contemplated hereby complies with, the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years (or three years and 180 days, in the event a new registration statement has been filed pursuant to Rule 415(a)(6) as set forth in the following paragraph, but has not yet been declared effective by the Commission) before the Execution Time or any Settlement Date or Time of Delivery. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement (including pursuant to Rule 415(a)(5)), the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. The Company shall take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement and any amendments thereto, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective, and all references to the “Prospectus Supplement,” the “Prospectus” and any “Interim Prospectus Supplement” shall be deemed to include the Prospectus Supplement and Prospectus relating to the Shares and any Interim Prospectus Supplement, including all documents incorporated therein by reference, included in such registration statement at the time it became effective or filed with the Commission as part of any such registration statement in accordance with Rule 424(b).

On each Effective Date, at the Execution Time, at each Applicable Time and at each Representation Date, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time and at each Representation Date, the Prospectus (together with any prospectus supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by an Agent specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or (ii) that part of the Registration Statement (including any new registration statement filed pursuant to Section 2(a)(i) hereof) which constitutes the Statement of Eligibility on Form T-1 of the trustee under the Trust Indenture Act of 1939.

At the Execution Time, at each Applicable Time and at each Representation Date, the Disclosure Package did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by an Agent specifically for use therein.

The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Disclosure Package. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus based upon and in conformity with written information furnished to the Company by an Agent specifically for use therein. The Company has satisfied or will satisfy the conditions in Rule 433 so as not to be required to file with the Commission any electronic road show.

(ii)           BDO USA, P.C. (“BDO”), whose report appears in the Registration Statement, the Disclosure Package and the Prospectus, are independent certified public accountants as required by the Act and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity). Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, BDO has not during the periods covered by the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Exchange Act.

(iii)          The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly the financial condition, results of operations, stockholders’ equity and cash flows of the Company at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements included therein and the books and records of the Company.

(iv)          Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, since the date of the most recent balance sheet of the Company reviewed or audited by BDO, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees, if any, who have a significant role in the internal controls of the Company, and (ii) there have been no significant changes in internal controls over financial reporting that have materially affected the Company’s internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(v)           The Company has been duly organized, is validly existing and is in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into the transactions contemplated by this Agreement. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company (a “Material Adverse Effect”). The Company has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.

(vi)          The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(vii)         The Shares have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of preemptive rights, rights of first refusal and similar rights pursuant to statute, contract or the Company’s charter or bylaws and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, free of any restriction upon the voting or transfer thereof pursuant to the Maryland General Corporation Law or the Company’s charter or bylaws or any agreement or instrument to which the Company is a party.

(viii)       Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus or otherwise disclosed to the Agents in writing, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business, (iii) redeemed any shares of any class of its capital stock, or (iv) experienced an event that had a Material Adverse Effect.

(ix)           The Company (i) is not in violation of its charter or bylaws, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject and (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii) to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)           This Agreement has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Agents, will constitute a legal, valid and binding agreement of the Company that is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(xi)          The Company does not own any real property. The Company has good and marketable title to all of its assets and personal property owned by it, free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all assets and real and personal property held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company, and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any such leases or affecting or questioning the rights of the Company to be in the continued possession of the leased premises under such leases.

(xii)         Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, to which the Company is a party or which is pending or, to the knowledge of the Company, threatened against the Company which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated by this Agreement; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xiii)        Other than permitted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act, the Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(xiv)        The Company has timely filed all required federal, state, local and foreign tax returns through the date hereof, subject to permitted extensions, and has timely paid all taxes with respect to such periods, subject to permitted extensions, except in any case in which the failure to so file such tax returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, local or foreign or other taxing authority, outstanding against the assets, properties or business of the Company, except for such a tax lien for any tax, assessment, governmental or other similar charge which is not yet due and payable.

(xv)         Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Prospectus and the Prospectus is accurate, (ii) has not had a material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (iii) has not had a change in the Company’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting.

(xvi)        The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to information required to be disclosed by the Company in its periodic reports under the Exchange Act.

(xvii)       The Company is not and, after giving effect to the sale of the Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xviii)      The Company has taken all necessary actions to ensure that since the date of its initial public offering and at all times thereafter and after the date of the Registration Statement, the Company and its officers and directors, in their respective capacities as such, have been and will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and regulations promulgated thereunder.

(xix)         No consent, approval, authorization or order of, or filing with, any governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares by the Company, except such as have been obtained or made under the Act, the rules of the New York Stock Exchange (“NYSE”), the rules of the Financial Industry Regulatory Authority (“FINRA”) and the state securities laws or the laws of any foreign jurisdiction.

(xx)         Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (i) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) there has not been any material adverse change in or affecting the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or prospects of the Company.

(xxi)         The Company’s operating policies described in the Registration Statement, the Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such policies is currently contemplated.

(xxii)        Except as described in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company is in compliance in all material aspects with all statutes, rules and regulations (“Laws”) applicable to the Company, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) the Company possesses all required permits, consents, licenses, patents, franchises, certificates, clearances, approvals, authorizations and supplements or amendment thereto (“Authorizations”) required by any such applicable Law and such required Authorizations are valid and in full force and effect, and the Company is not in violation of any term of any such required Authorizations, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) the Company has not received notice that the Internal Revenue Service or any other federal, state or other foreign governmental authority (“Governmental Authority”) has taken, is taking or intends to take action to limit, suspend, modify or revoke any such required Authorizations, or otherwise impair the rights of the holder of any such required Authorization, and neither the Company nor the Manager has any knowledge that any such Governmental Authority is considering such action or that any event has occurred that allows, or after notice or lapse of time would allow, any such limitation, suspension, modification or revocation, or other impairment of the rights of the holder of any such required Authorization, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; and (iv) the Company has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any such applicable Laws or any such required Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(xxiii)       The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and has no reason to believe that the conduct of its business will materially conflict with, and has not received any notice of any claim of a material conflict with, any such rights of others. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company in or to such rights, in each case that would be material to the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company infringes, misappropriates, or otherwise violates any such rights of others, in each case that would be material to the Company.

(xxiv)      Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) the Company has not violated and is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law; (B) there is no claim, action or cause of action filed with a court or Governmental Authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; and (C) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

(xxv)       (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”)) would have any liability (each a “Plan”) has been maintained, in all material respects, in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, except for instances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA, except for instances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, the result of which would reasonably be expected to result in a Material Adverse Effect.

(xxvi)       There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not taken any such action prohibited by Section 402 of SOX.

(xxvii)     The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxviii)     (i) None of the Company or, to the Company’s knowledge, any director, officer, agent, affiliate or representative of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)          the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)          located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065).

(ii)           The Company will not, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)           in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)          For the past ten years, the Company has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxix)       All statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate in all material respects as of the respective dates that such data were first included in the Registration Statement, the Disclosure Package or the Prospectus, and such data agree with the sources from which they are derived, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxx)        The Company carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company are in full force and effect, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect; the Company is in compliance with the terms of such policies in all material respects; and the Company has not received notice from any insurer or agent of such insurer that any expenditures (other than regular premium payments) are required or necessary to be made in order to continue such insurance; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has not been refused any insurance coverage sought or applied for, and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(xxxi)        No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package and the Prospectus which is not so described.

(xxxii)      The Company has no employees.

(xxxiii)    The Company has not been notified that any executive officer of the Company or any executive officer or key employee of the Manager, or any member of the investment team of the Company or the Manager plans to terminate his, her or their employment with his, her or their current employer. Neither the Company, the Manager nor any executive officer of the Company or executive officer or key employee of the Manager is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the Disclosure Package and the Prospectus.

(xxxiv)     (i) None of the Company or, to the Company’s knowledge, any of its affiliates, directors, officers, agents or representatives, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) the Company will not use, directly or indirectly, the proceeds of the sale of the Shares in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xxxv)      Except as described in the Registration Statement, the Disclosure Package or the Prospectus, or as contemplated by this Agreement, there are no (A) claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or commission or similar payment by the Company to the Agents with respect to the transactions contemplated hereby or (B) arrangements, agreements or understandings of the Company or any affiliate of the Company that may affect any Agent’s compensation in connection with the transactions contemplated hereby as determined by FINRA.

(xxxvi)     The Company has elected to be subject to taxation as a “real estate investment trust” (a “REIT”) under Sections  856 through 860 of the Code. Commencing with its short taxable year ended December 31, 2013, the Company has been, and upon the sale of the Shares will continue to be, organized in conformity with the requirements for qualification and taxation as a REIT. The Company’s method of operation as described in the Registration Statement, the Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code. The Company operates in a manner that would permit it to qualify and be taxed as a REIT under the Code, and the Company has no intention of changing its proposed and current method of operation or engaging in activities which would cause it to fail to qualify or make economically undesirable its qualification as a REIT under the Code.

(xxxvii)   The description of the Company’s organization and method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the Disclosure Package and the Prospectus is accurate and presents fairly the matters referred to therein. The Company’s operating policies and investment guidelines described in the Registration Statement, the Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(xxxviii)   The Company is not party to any other equity distribution or sales agency agreements or other similar arrangements with any other agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Act.

(xxxix)     Neither the Manager nor, to the knowledge of the Company, any member, officer, employee, representative or agent of the Manager or any affiliates thereof is providing services to the Company, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(xl)          The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) the Company’s charter or bylaws, (ii) any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the Company’s properties or assets is subject, and (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii) for contraventions that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xli)          The management agreement, dated as of February 20, 2013, between the Company and the Manager, as amended (the “Management Agreement”), has been duly authorized, executed and delivered by, and constitutes a valid and legally binding agreement of, the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity.

(xlii)         Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(xliii)        (i) The Company uses and has used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software in all material respects; and (ii) the Company does not use or distribute and has not used or distributed any Open Source Software in any manner that requires or has required (A) the Company to permit reverse engineering of any software code or other technology owned by the Company or (B) any software code or other technology owned by the Company to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(xliv)       (i) The Company has materially complied and is presently in material compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation that would reasonably be expected to have a Material Adverse Effect.

(xlv)        The Company has taken all reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s business. Without limiting the foregoing, the Company has used reasonable efforts to establish and maintain, and has established, maintained, implemented and materially complied with, reasonable information technology, information security, cyber security and Data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s business (“Breach”). The Company has no knowledge of a Breach of its information technology systems or Data used in connection with the operation of the Company’s business and the Company has not been notified of and has no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(xlvi)       The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b)           Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company, as applicable, to the Agents as to the matters covered thereby.

(c)            Representations and Warranties Regarding the Manager. The Manager represents and warrants to, and agrees with, each Agent as of the Execution Time, each Representation Date and each Applicable Time that the following representations and warranties are repeated and deemed to be made pursuant to this Agreement.

(i)            The information regarding the Manager in the Registration Statement, Disclosure Package and Prospectus is true, correct and complete in all material respects. The Manager has no plan or intention to materially alter its investment policy with respect to the Company as described in the Registration Statement, Disclosure Package and Prospectus.

(ii)           The Manager has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Maryland with full power and authority to conduct its business as described in the Registration Statement, Disclosure Package and Prospectus. The Manager is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Manager (a “Manager Material Adverse Effect”). The Manager has no subsidiaries and, with the exception of its relationship with the Company as the Company’s investment manager pursuant to the Management Agreement, does not own or control, directly or indirectly, any corporation, association or other entity.

(iii)          Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Management Agreement, the investment allocation agreement among the Company, the Manager and Bimini Capital Management, Inc. entered into on February 20, 2013 and the overhead sharing agreement between the Manager and Bimini Capital Management, Inc. entered into on February 20, 2013, have not been amended or modified since originally executed by the parties thereto and each is in full force and effect, the Manager is not in breach of any provision of any such agreement and the Manager has not waived any obligation, duty or right of any party thereunder.

(iv)          The Manager has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(v)           This Agreement has been duly authorized, executed and delivered by the Manager.

(vi)          The execution and delivery by the Manager of, and the performance by the Manager of its obligations under, this Agreement will not contravene (i) its articles of organization or limited liability company operating agreement, (ii) any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii) for any contraventions that would not, in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

(vii)         The Management Agreement has been duly authorized, executed and delivered by, and constitutes a valid and legally binding agreement of, the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity.

(viii)        This Agreement constitutes a valid and legally binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(ix)           Except as otherwise stated therein, since the date as of which information is given in the Registration Statement, Disclosure Package and Prospectus, there has been no Manager Material Adverse Effect.

(x)            No consent, approval, authorization or order of, or filing or registration of or with, any federal, state, local or foreign court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority, or approval of the members of the Manager, is required for the execution, delivery and performance by the Manager of this Agreement and the consummation of the transactions contemplated hereby.

(xi)           Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Manager’s knowledge, threatened or contemplated to which the Manager or, to the Manager’s knowledge, any of its members or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental, regulatory or administrative agency or body, or any self-regulatory organization or other non-governmental regulatory authority that would, in the aggregate, reasonably be expected to have a Manager Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated by this Agreement.

(xii)         The Manager has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Management Agreement, Disclosure Package and Prospectus and under this Agreement.

(xiii)         Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Manager has not been notified that any executive officer of the Company or any executive officer or key employee of the Manager, or any member of the investment teams of the Company or the Manager plan to terminate his, her or their employment with his, her or their current employer. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Manager nor any executive officer or key employee of the Manager is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Management Agreement, the Disclosure Package or the Prospectus.

(xiv)        The Manager (i) is not in violation of its articles of organization or limited liability company operating agreement, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii) to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

(xv)          The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing under the Management Agreement as contemplated by the Management Agreement and the Disclosure Package and the Prospectus.

(xvi)        Neither the Manager nor any of its affiliates (within the meaning of Rule 144 under the Act) has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xvii)       (i) None of the Manager or any of its affiliates, or any director, officer, or employee thereof, or, to the Manager’s knowledge, any agent or representative of the Manager or of any of its affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (A) the Manager and each of its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (B) the Manager will not use, directly or indirectly, the proceeds of the sale of the Shares in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xviii)     The operations of the Manager are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including USA PATRIOT Act and the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Manager, threatened.

(xix)         (i) None of the Manager or, to the Manager’s knowledge, any director, officer, employee, agent, affiliate or representative of the Manager, is an individual or entity (“BA Person”) that is, or is owned or controlled by one or more BA Persons that are:

(A)          the subject of Sanctions, or

(B)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065).

(ii)           the Manager will not, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other BA Person:

(A)         to fund or facilitate any activities or business of or with any BA Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)           in any other manner that will result in a violation of Sanctions by any BA Person (including any BA Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)          For the past ten years, the Manager has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any BA Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(d)           Manager Officer Certificates. Any certificate signed by any officer of the Manager and delivered to the Agent or counsel for the Agents shall be deemed a representation and warranty by the Manager, as applicable, to the Agents as to matters covered thereby.

3.            Sale and Delivery of Shares.

(a)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Agents, acting as sales agents, and the Agents agree to use their commercially reasonable efforts to sell, as sales agents for the Company, the Shares on the following terms.

(i)             The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and an Agent on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company has instructed such Agent by telephone (confirmed promptly by electronic mail) to make such sales (each offering of Shares pursuant to a set of instructions, a “Continuous Offering”) and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company’s instructions will designate, at a minimum, the day or days on which Shares are to be sold, the maximum amount of the Shares to be sold by such Agent daily as agreed to by such Agent (in any event not in excess of (i) the amount available for issuance under the Prospectus and the currently effective Registration Statement less (ii) any amounts already issued and sold pursuant to this Agreement) and the minimum price per Share at which such Shares may be sold. The Company’s instructions shall be effective upon acceptance by telephone (confirmed promptly by electronic mail) of the terms contained therein by an Agent (which any Agent may decline to do for any reason, in its sole discretion) until (i) the entire amount of the Shares designated in such instructions have been sold, (ii) the Company terminates the instructions by telephone (confirmed promptly by electronic mail) at any time in its sole discretion, (iii) the Company issues subsequent instructions that supersede those in earlier instructions, (iv) the Company or both Agents have suspended the sale of the Shares in accordance with Section 3(a)(iii) below, or (v) this Agreement has been terminated under the provisions of Section 8. The Company acknowledges and agrees that it will deliver instructions to sell Shares pursuant to this Section 3 to only one Agent at a time and will not deliver any new instruction to sell Shares pursuant to this Section 3 until any prior instructions have lapsed in accordance with the foregoing sentence. Subject to the terms and conditions hereof, such Agent shall use its commercially reasonable efforts to sell on a particular day, consistent with its normal trading practices, all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by an Agent under this Section 3(a) on the NYSE at the time of such sale of such Shares (but in no event shall such gross sales price be less than the minimum price per Share designated by the Company at which such Shares may be sold).

(ii)           The Company acknowledges and agrees that (A) there can be no assurance that any Agent will be successful in selling the Shares, (B) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agents and the Company.

(iii)          The Company shall not authorize the issuance and sale of, and the Agents shall not be obligated to use their commercially reasonable efforts to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the NYSE or in excess of the number or amount of Shares available for issuance pursuant to the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company. The Company or any Agent may, upon notice to the other parties hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice; provided, further, that any such suspension by an Agent shall not affect the Company’s and the other Agents’ respective obligations hereunder.

(iv)          The Agents hereby covenant and agree not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415, including, without limitation, sales of the Shares by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153, sales of the Shares on any other existing trading market for the Common Stock and sales of the Shares to or through a market maker and (B) such other sales of the Shares, including sales of the Shares in privately negotiated transactions, on behalf of the Company in their capacity as agents of the Company as shall be agreed by the Company and the Agents pursuant to a Terms Agreement.

(v)           The compensation to the Agents for sales of the Shares with respect to which the Agents act as sales agents under this Agreement shall be up to 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) by the Agents and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when the Agents act as principals, in which case the Company may sell Shares to the Agents as principals at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed on the Agents by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi)          The Agents shall provide written confirmation (which may be by facsimile or electronic mail) to the Company promptly following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Agents with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Agents to the Company, with payment to be made by the Company promptly after its receipt thereof, unless deducted from the gross proceeds on the Settlement Date as set forth in subsection (vii) below.

(vii)         Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the first Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through an Agent for settlement on such date shall be issued and delivered by the Company to such Agent against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to such Agent’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agents any commission to which they would otherwise be entitled absent such default. If an Agent breaches this Agreement by failing to deliver the Net Proceeds to the Company on any Settlement Date for the Shares delivered by the Company, such Agent will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Agent.

(viii)        At each Applicable Time and Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Agents to use their commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)           If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Agents of the proposed terms of such Placement. If the Agents, acting as principals, wish to accept such proposed terms (which they may decline to do for any reason in their sole discretion) or, following discussions with the Company wish to accept amended terms, the Agents and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Agents unless and until the Company and the Agents have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)           Each sale of the Shares to the Agents shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Agents. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agents. The commitment of the Agents to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Agents pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Agents in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Agents. In the event the Company engages an Agent for a sale of Shares in a transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company will provide the Agent, at the Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to by Sections 4(k), (l),(m) and (n) hereof, each dated the Settlement Date, and such other documents and information as the Agent shall reasonably request, and the Company and the Agent will agree to compensation that is customary for the Agents with respect to such transaction.

(d)           Under no circumstances shall the aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) $500,000,000, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement, (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Agents in writing, or (iv) the number of Shares approved for listing on the NYSE.

(e)           If the Company or the Agents have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. Upon the reasonable request of the Agents, on or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the Agents.

(f)            Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(g) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(g)          If the Company wishes to offer, sell or deliver Shares pursuant to this Agreement at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents (with a copy to counsel to the Agents) a Current Report on Form 8-K, which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and obtain the consent of the Agents to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agents with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections 4(k), (l),(m) and (n) hereof, if applicable, respectively, (iii) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 4(o) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 3(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the Company and the Agents agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 3(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 4 hereof, if applicable, and (B) this Section 3(g) shall in no way affect or limit the operation of the provisions of clause (i) of Section 3(f), which shall have independent application.

4.             Agreements. The Company agrees with each Agent that:

(a)           During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will not file any amendment to the Registration Statement or prospectus supplement (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to the Agents a copy for the Agents’ review prior to filing and will not file any such proposed amendment or supplement to which the Agents reasonably object. The Company shall properly complete the Prospectus, in a form approved by the Agents, and shall file such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) promptly following the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Agents, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Agents of such timely filing. The Company will supply the Prospectus to the Agents in such quantities as the Agents may reasonably request. The Company will promptly advise the Agents (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs which would cause the Disclosure Package to include any untrue statement of a material fact or to omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Agents so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Agents in such quantities as the Agents may reasonably request.

(c)           During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs which would cause the Prospectus as then supplemented to include any untrue statement of a material fact or to omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Agents of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective by the Commission as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Agents in such quantities as the Agents may reasonably request.

(d)          As soon as practicable, the Company will make generally available to its security holders and to the Agents an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)          The Company will furnish to the Agents and counsel for the Agents, without charge, conformed electronic copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Agents or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Agents may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)           The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Agents may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)          The Company agrees that, unless it has or shall have obtained the prior written consent of the Agents, and each of the Agents agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Agents or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)           During the period on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act with respect to any of the foregoing; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without (i) giving the Agents at least one Business Day’s prior written notice, or such shorter period mutually agreed upon between the Company and the Agents, specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Agents suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Agents in light of the proposed transaction; provided, however, that the foregoing restriction shall not apply to issuances or sales (i) pursuant to this Agreement or any Terms Agreement or (ii) pursuant to the Company’s 2012 Equity Incentive Plan, the Company’s 2021 Equity Incentive Plan or any other equity incentive plan of the Company.

(i)            The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j)            The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agents immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agents pursuant to Section 6 herein.

(k)           Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that the Company (i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Shares) the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (such commencement or recommencement date and each such date referred to in clauses (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such certificate shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Agents are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide the certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agents to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(l)            At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents written opinions and a negative assurance letter of Vinson & Elkins L.L.P., counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Agents, dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such opinions and negative assurance letter shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form and substance reasonably satisfactory to the Agents, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The requirement to provide opinions and a negative assurance letter under this Section 4(l) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agents to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(m)          At each Representation Date, Ropes & Gray LLP, counsel to the Agents, shall deliver a negative assurance letter, dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such letter shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the negative assurance letter referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter. The requirement to provide a negative assurance letter under this Section 4(m) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agents to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(n)          At each Representation Date, the Company shall cause BDO, or other independent accountants satisfactory to the Agents forthwith, to furnish the Agents a letter, dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such letter shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a letter under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agents to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(o)          On or around the Execution Time and each Representation Date, the Company will conduct a due diligence session, in form and substance reasonably satisfactory to the Agents, which shall include representatives of the management and BDO. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Agents or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Agents may reasonably request. The requirement to conduct a diligence session or cooperate with other due diligence requests or reviews shall be waived for any Representation Date occurring at a time at which no instruction to the Agents to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agents to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(p)          The Company consents to the Agents trading in the Common Stock for the Agents’ own account and for the account of their clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q)           The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Agents under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(r)            Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(s)           The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(t)            During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(u)           The Company shall cooperate with the Agents and use its commercially reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(v)           The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(w)          The Company agrees that on such dates as the Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, within the relevant period, the number of Shares sold through the Agents pursuant to Section 3(a) of this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to Section 3(a) of this Agreement, or disclose such information in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K, and (ii) deliver such number of copies of each such prospectus supplement to the NYSE as are required by such exchange.

(x)           Except as contemplated herein or in the Registration Statement, the Disclosure Package and the Prospectus, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(y)           The Company will comply in all material respects with all applicable provisions of SOX that are in effect.

5.            Payment of Expenses. The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Agents relating to such registration and qualification); (vii) any filing fees required to be made with FINRA; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder; and (x) the Company shall reimburse the Agents for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel, incurred by the Agents in connection with the transactions contemplated by this Agreement through and including the date of this Agreement in an amount not to exceed $50,000 (such amount payable upon execution of this Agreement). Notwithstanding any of the foregoing, in the event that the Company determines to deliver the documents set forth in Sections  4(k), 4(l), 4(m) and 4(n) during a fiscal quarter in which no instruction to an Agent to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, the Agents shall be responsible for all of their own reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel, incurred by the Agents in connection with the delivery of such documents and related to such Representation Date activities; provided, however, that during the first fiscal quarter in which sales of Shares occur pursuant to Section 3 of this Agreement following any fiscal quarter(s) in which no instruction to an Agent to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, the Company shall reimburse the Agents for all reasonable out-of-pocket expenses incurred by the Agents in connection with the delivery of the documents set forth in Sections  4(k), 4(l), 4(m) and 4(n) and related to such Representation Date activities during such preceding fiscal quarter.

6.            Conditions to the Obligations of the Agents. The obligations of the Agents under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)           The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)          The Company shall have requested and caused the Company Counsel to furnish to the Agents, at the Execution Time and on every date specified in Section 4(l) of this Agreement, its written opinions and a negative assurance letter, substantially similar to the form attached hereto as Annex II-A (legal opinion), Annex II-B (negative assurance letter) and Annex II-C (REIT tax opinion), dated as of such date and addressed to the Agents.

(c)           The Agents shall have received from Ropes & Gray LLP, counsel for the Agents, at the Execution Time and on every date specified in Section 4(m) of this Agreement, a negative assurance letter, dated as of such date and addressed to the Agents, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, as applicable, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)           The Company shall have furnished or caused to be furnished to the Agents, at the Execution Time and on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the chief executive officer, president or vice president of the Company and the chief financial or chief accounting officer of the Company to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct as if made at and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e)           Substantially concurrent with the Execution Time and on every date specified in Section 4(n) of this Agreement, the Agents shall have received from BDO a letter dated such date, in form and substance satisfactory to the Agents containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)            Since the respective dates as of which information is disclosed in the Registration Statement and the Disclosure Package, except as otherwise stated therein, there shall not have been any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package (exclusive of any amendment or supplement thereto).

(g)           The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(h)          Between the Execution Time and the time of any sale of Shares through the Agents, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)           FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j)            The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Agents.

(k)           Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Agent and counsel for such Agent, this Agreement and all obligations of such Agent hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Ropes & Gray LLP, counsel for the Agents, at 1211 Avenue of the Americas, New York, New York 10036, Attention: Paul D. Tropp, on each such date as provided in this Agreement.

7.            Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Agent, its affiliates, directors and officers and each person, if any, who controls each Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Company in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents consists of the information described as such in Section 7(b) below.

(b)          The Agents agree to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Company in writing by the Agents expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show.

(c)           If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 7(a) or 7(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) each Agent and its affiliates, directors and officers and its control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents and their affiliates, directors and officers and its control persons, if any, shall be designated in writing by the Agents, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 7(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

(d)           If the indemnification provided for in Sections  7(a) and 7(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections , in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Agents, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agents, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the Agents in connection therewith bear to the aggregate gross sales price of such Shares. The relative fault of the Company, on the one hand, and the Agents, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Agents be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Agents with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that the Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)            The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.            Termination.

(a)           The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time and as to any Agent. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Agents for the Company, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections  2, 5, 7, 8, 9, 10, 12, 15, 16 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           Each Agent shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time, solely as to itself. Any such termination shall be without liability of any party to any other party except that the provisions of Sections  2, 5, 7, 8, 9, 10, 12, 15, 16 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)           This Agreement shall automatically terminate on the date on which all of the Shares have been sold pursuant to this Agreement, except that the provisions of Sections  2, 5, 7, 8, 9, 10, 12, 15, 16 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)           This Agreement shall remain in full force and effect unless terminated pursuant to Sections  8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections  2, 5, 7, 8, 9, 10, 12, 15, 16 and 17 shall remain in full force and effect.

(e)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(f)           In the case of any purchase of Shares by an Agent pursuant to a Terms Agreement, the obligations of such pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Agent, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Agent, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Agents or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10.          Notices. Except with respect to instructions for Continuous Offerings, notices for Placements or purchases pursuant to a Terms Agreement (each as set forth in Sections  3(a)(i) and 3(b) hereof), all communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed, delivered or telefaxed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Facsimile: (212) 622-8353; BTIG, LLC, 65 East 55th Street, New York, NY 10022, Email: BTIGUSATMTrading@btig.com, with a copy which shall not constitute notice to: General Counsel and Chief Compliance Officer (IBLegal@btig.com, BTIGcompliance@btig.com), Citizens JMP Securities, LLC, 101 California Street, Suite 1700, San Francisco, CA 94111, Attention: Equity Securities, Facsimile: (415) 835-8920; and JonesTrading Institutional Services LLC, 900 Island Park Drive, Suite 200, Daniel Island, SC 29492, Facsimile: (843) 396-3406, Attention: Burke Cook, General Counsel, Email: Burke@jonestrading.com; with a copy (which shall not constitute notice) to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036, Attention: Paul D. Tropp, Facsimile: (646) 728-2823; or, if sent to the Company shall be delivered or telefaxed to the Company at 3305 Flamingo Drive, Vero Beach, Florida 32963, Attention: Robert E. Cauley, Facsimile: (772) 231-8896; with a copy (which shall not constitute notice) to Vinson & Elkins L.L.P., 2200 Pennsylvania Avenue N.W., Suite 500 West, Washington, D.C. 20037, Attention: S. Gregory Cope, Esq., Facsimile: (202) 879-8916.

11.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of Shares from the Agents shall be deemed to be a successor by reason of such purchase.

12.          No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and any affiliate through which they may be acting, on the other, (b) each Agent is acting solely as a sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of each Agent in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether an Agent has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Agent has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13.          Amendment of this Equity Distribution Agreement; Additional Agents. This Agreement may not be amended or modified unless in writing by the Company, the Manager, and a majority of the Agents who are party to this Agreement at the time of such amendment or modification, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit; provided, however, that on any Representation Date, the Company may, in its sole discretion, add one or more financial institutions (each, an “Additional Agent”) as Agents hereunder upon the execution and delivery by each such Additional Agent and the Company and the Manager of a joinder agreement to this Agreement in the form of Annex II-D hereto (a “Joinder”) and delivery of a copy of such executed Joinder by the Company to each Agent hereunder. Each party hereto agrees that upon the execution and delivery of a Joinder by such Additional Agent and the Company and the Manager, (i) such Additional Agent shall be deemed to be an Agent hereunder and under any fee letter then applicable to the Agents or expense sharing agreement with respect to this Agreement in effect on the date of such Joinder (the “Program Documents”), and each reference to “Agent” in this Agreement and the Program Documents shall be deemed to include a reference to such Additional Agent mutatis mutandis and (ii) such Additional Agent shall be bound by the terms and conditions of this Agreement and the Program Documents applicable to an Agent.

14.          Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Agents with respect to the subject matter hereof.

15.          Applicable Law. This Agreement and any Terms Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement or any Terms Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York, without giving effect to the choice of law or conflicts of laws principles thereof (other than Sections  5-1401 and 5-1402 of the New York General Obligations Law).

16.          Waiver of Jury Trial. The Company, the Manager and the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17.         Consent to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

18.         Counterparts; Electronic Signatures. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19.           Headings. The Section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

20.          Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement (if any), (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective under the Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(w) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement, including any documents incorporated by reference therein by the Act, and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements, any documents incorporated by reference therein by the Act and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 153,” “Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” “Rule 433,” “Rule 456(b),” “Rule 457(r)” and “Rule 462(b)” refer to such rules under the Act.

21.          Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or such Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or such Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or such Terms Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Agents.

Very truly yours,

ORCHID ISLAND CAPITAL, INC.

By:	/s/ Robert E. Cauley
Name: Robert E. Cauley
Title: Chairman and Chief Executive Officer

BIMINI ADVISORS, LLC

By:	/s/ Robert E. Cauley
Name: Robert E. Cauley
Title: Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

BTIG, LLC

By:	/s/ Tosh Chandra
Name: Tosh Chandra
Title: Managing Director

CITIZENS JMP SECURITIES, LLC

By:	/s/ Mark Timperman
Name: Mark Timperman
Title: Managing Director

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/ Burke Cook
Name: Burke Cook
Title: General Counsel & Secretary

[Signature Page to Equity Distribution Agreement]

Schedule I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

Sch. I-1

Annex I

ORCHID ISLAND CAPITAL, INC.

Common Stock

TERMS AGREEMENT

______, 20__

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

BTIG, LLC

65 East 55th Street

New York, NY 10022

Citizens JMP Securities, LLC

101 California Street, Suite 1700

San Francisco, CA 94111

JonesTrading Institutional Services LLC

325 Hudson Street, 6th Floor

New York, NY 10013

Ladies and Gentlemen:

Orchid Island Capital, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated October 27, 2025 (the “Equity Distribution Agreement”), between the Company and its manager, Bimini Advisors, LLC, on one hand, and J.P. Morgan Securities LLC, BTIG, LLC, JMP Securities LLC and JonesTrading Institutional Services LLC, on the other hand, to issue and sell to J.P. Morgan Securities LLC, BTIG, LLC, JMP Securities LLC and JonesTrading Institutional Services LLC the securities specified in the Schedule I hereto (the “Purchased Shares”).

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by J.P. Morgan Securities LLC, BTIG, LLC, Citizens JMP Securities, LLC and JonesTrading Institutional Services LLC, as agents of the Company, of offers to purchase securities is incorporated herein by reference in its entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Agents is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to J.P. Morgan Securities LLC, BTIG, LLC, JMP Securities LLC and JonesTrading Institutional Services LLC and the latter agree to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

Annex I-1

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agents and the Company.

[Signature Pages Follow]

ORCHID ISLAND CAPITAL, INC.

By:
Name:
Title:

BIMINI ADVISORS, LLC

By:
Name:
Title:

ACCEPTED as of the date first written above.

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

BTIG, LLC

By:
Name:
Title:

CITIZENS JMP SECURITIES, LLC

By:
Name:
Title:

JONESTRADING INSTITUTIONAL SERVICES LLC

By:
Name:
Title:

Annex II-D-2

Form of Schedule 1 to Terms Agreement

Schedule I to the Terms Agreement

Title of Purchased Shares:	Common Stock, par value $0.01 per share
Number of Shares of Purchased Shares:	[•]
Price to Public:	[•]
Purchase Price by the Agents:	[•]
Method of and Specified Funds for Payment of Purchase Price:	By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:	Free delivery of the Shares to the Agents’ accounts at The Depository Trust Company in return for payment of the purchase price.
Time of Delivery:	[•]
Closing Location:	[•]
Documents to be Delivered:	The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery:

(1)       The opinions and negative assurance letter referred to in Section 4(l).

(2)       The negative assurance letter referred to in Section 4(m).

(3)       The accountants’ letter referred to in Section 4(n).

(4)       The officers’ certificates referred to in Section 4(k).

(5)       Such other documents as the Agents shall reasonably request.

Annex II-D-3

ANNEX II-A

FORM OF LEGAL OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 4(L)

(See attached)

Annex II-A-1

ANNEX II-B

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 4(L)

(See attached)

Annex II-B-1

ANNEX II-C

FORM OF REIT TAX OPINION
TO BE DELIVERED PURSUANT TO SECTION 4(L)

(See attached)

Annex II-C-1

Annex II-D

FORM OF JOINDER AGREEMENT
TO BE DELIVERED PURSUANT TO SECTION 13

(See attached)

Annex II-D-1

Form of Joinder

Reference is made to the Equity Distribution Agreement, dated October 27, 2025 (the “Sales Agreement”), by and among Orchid Island Capital, Inc., a Maryland corporation (the “Company”), its manager, Bimini Advisors, LLC, a Maryland limited liability company (the “Manager”), and each of the Agents party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement. This joinder letter (this “Joinder”) is the joinder agreement described in Section 13 of the Sales Agreement and sets forth the understanding of the parties hereto regarding the participation of the undersigned (the “Additional Agent”) in the transactions described in the Sales Agreement.

In accordance with Section 13 of the Sales Agreement, the Additional Agent, the Company and the Manager hereby acknowledge, agree and confirm that, (i) by such Additional Agent’s execution of this Joinder, the Additional Agent hereby joins the Sales Agreement and the Program Documents as an Agent, (ii) the Additional Agent shall be deemed to be an Agent, and each reference to “Agent” in the Sales Agreement and the Program Documents shall be deemed to include a reference to the Additional Agent mutatis mutandis, (iii) the Additional Agent shall be bound by the terms and conditions of the Sales Agreement and the Program Documents applicable to an Agent and (iv) at and after the effectiveness of this Joinder, the Additional Agent shall be a beneficiary of all representations and warranties made by, and agreements and obligations of, the Company and the Manager in the Sales Agreement and the Program Documents to the same extent as the same are applicable to an Agent thereunder.

This Joinder shall become effective upon the execution by the Additional Agent, the Company and the Manager, and delivery of a copy of this Joinder to each Agent under the Sales Agreement. This Joinder may not be amended or modified unless in writing by all of the parties hereto and a majority of the other Agents under the Sales Agreement.

This Joinder and any claim, controversy or dispute arising under or related thereto, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

The Company, the Manager and the Additional Agent hereby irrevocably waive to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Joinder.

This Joinder may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of this Joinder by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes..

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Annex II-D-2

IN WITNESS WHEREOF, the Additional Agent has executed this Joinder effective as of the date first written above.

[ADDITIONAL AGENT]

by

Name:
Title:

Accepted and agreed to as of the date first written above by:

ORCHID ISLAND CAPITAL, INC.

By:
Name:
Title:

BIMINI ADVISORS, LLC

By:
Name:
Title:

Annex II-D-3